                          J.P. MORGAN MUTUAL FUND GROUP


                     AMENDMENT NO. 7 TO DECLARATION OF TRUST

                 Seventh Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                             DATED FEBRUARY 12, 2004


     Pursuant to Section 6.9 and 9.3 of the Declaration of Trust, dated May 11, 1987 as amended and restated (the "Declaration of Trust"), of the Mutual Fund Group (the "Trust"), the Trustees of the Trust hereby amend and restate the Fourth Establishment and Designation of Series of Shares appended to the Declaration of Trust to change the name of the following fund effective February
    , 2004:

     JPMorgan Fleming European Fund    to    JPMorgan Fleming Intrepid European
Fund

     1. The Designation of Series is being amended and restated in its entirety as follows:


     JPMorgan Capital Growth Fund
     JPMorgan Fleming Intrepid European Fund
     JPMorgan Fleming Tax Aware International
     Opportunities Fund
     JPMorgan Growth and Income Fund
     JPMorgan Fleming International Growth Fund
     JPMorgan Fleming Japan Fund
     JPMorgan Short Term Bond Fund II
     JPMorgan Dynamic Small Cap Fund
     JPMorgan Small Cap Equity Fund
     JPMorgan Fleming Asia Equity Fund
     JPMorgan U.S. Treasury Income Fund
     JPMorgan Select Growth and Income Fund
     JPMorgan Strategic Income Fund
     JPMorgan Fleming International Small Cap Fund

     2. Each series shall be authorized to invest in cash, securities, instruments, and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each share of each of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its PRO RATA share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among these series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



-----------------------                           --------------------------
William J. Armstrong                              Robert J. Higgins



-----------------------                           --------------------------
Roland R. Eppley, Jr.                             William G. Morton, Jr.



-----------------------                           --------------------------
Dr. Matthew Goldstein                             Fergus Reid, III



-----------------------                           --------------------------
Ann Maynard Gray                                  James J. Schonbachler



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Matthew Healey                                    Leonard M. Spalding, Jr.